EXHIBIT 6(B)

                             DISTRIBUTION AGREEMENT
                                       OF
                           THE SEVEN SEAS SERIES FUND

                                 CLASS B SHARES


         This Distribution Agreement is made as of the 13th day of July, 1994 by and between The Seven Seas Series Fund, a Massachusetts business trust ("Investment Company"), and Russell Fund Distributors, Inc., a Washington corporation ("Distributor").

                                    Recitals
                                    --------

         A. The Investment Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and offers for public sale shares of common stock representing beneficial ownership of various series of the Investment Company, which series may be further divided into two or more classes of shares.

         B. The Investment Company wishes to retain Distributor as the Investment Company's distributor in connection with the offering and sale of the Class B Shares of certain series of the Investment Company described in Section 1 hereof ("Shares") and to furnish certain other services to the Investment Company as specified in this Agreement.

         C. Distributor is willing to furnish such services on the terms and conditions hereinafter set forth.

                                    Agreement
                                    ---------

         In consideration of the foregoing recitals and mutual covenants herein contained, the parties hereby agree as follows:

         1. The Investment Company hereby appoints Distributor to perform the services described in this Agreement for Shares of The Seven Seas Series Money Market Fund and The Seven Seas Series US Government Money Market Fund (each a "Fund"). In the event that the Investment Company desires to retain the Distributor to serve as distributor and principal underwriter for Shares of any additional or future series of the Investment Company, it shall so notify the Distributor in writing. If the Distributor is willing to render such services, it shall so notify the Investment Company in writing, whereupon such series shall become a Fund hereunder. In such event, a writing signed by both the Investment Company and the Distributor shall be annexed hereto as a part hereof indicating that such additional series has become a Fund hereunder.

         2. The Investment Company authorizes Distributor as principal agent for the Investment Company, subject to applicable federal and state law and the Master Trust Agreement, By-Laws and current Prospectus and Statement of Additional Information of the Investment Company:

                  (a) to promote and offer each Fund and the Investment Company;


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                  (b) to solicit orders for the purchase of the Shares of each
Fund subject to such terms and conditions as the Investment Company may specify;

                  (c) to accept orders for the purchase of the Shares of each Fund on behalf of the Investment Company; and

                  (d) to incur the following expenses on behalf of the Funds:

                           (i) the incremental printing costs incurred in
producing for and distributing to persons other than current shareholders of the Investment Company the reports, prospectuses, notices, and similar materials that are prepared by the Investment Company for current shareholders;

                           (ii) advertising;

                           (iii) the costs of preparing, printing, and
distributing any literature used in connection with the offering of Shares of each Fund and not covered by Subparagraph (i);

                           (iv) expenses incurred in connection with the
promotion and sale of the Shares of each Fund, including, without limitation, Distributor's expenses for rent, office supplies, equipment, travel, communication, compensation, and benefits for sales personnel (except as incurred out of Distributor's principal office in Tacoma, Washington); and

                           (v) payments made to other broker-dealers with whom
the Distributor has entered into sales agreements to distribute Shares of any Fund.

Distributor will be reimbursed by the Investment Company for these expenses as set forth in any Plan of Distribution respecting Shares of the Funds adopted by the Investment Company pursuant to Rule 12b-1 under the 1940 Act as such plan may, from time to time, be in effect (the "Plan"). Distributor shall offer the Shares of each Fund on an agency or "best efforts" basis under which the Investment Company shall only issue such Shares as are actually sold.

In connection with such sales and offers of sale, the Investment Company shall not be responsible in any way for any other information, statements, or representations given or made by Distributor or its representatives or agents, except such information or representations as are contained in the Current Prospectuses or Current Statements of Additional Information.

         3. The public offering price of the Shares of any Fund shall be the net asset value per share (as determined by the Investment Company) of the outstanding Shares of the Fund plus a sales charge (if any) as set forth in the Current Prospectus. The Investment Company shall make available to Distributor a statement of each computation of net asset value and of the details entering into such computation.

         4. The Investment Company agrees, at its own expense, to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Investment Company shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Investment Company's communications with persons who are shareholders of each Fund of the Investment Company.

         5. The Investment Company agrees to indemnify, defend and hold harmless Distributor, each person who has been, is, or may hereafter be an officer, director, or employee or agent of Distributor, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in said documents or necessary to make the statements in said documents not misleading, provided that in no event shall anything contained in the Agreement be construed so as to protect Distributor against any liability to the Investment Company or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         6. Distributor agrees to indemnify, defend and hold harmless the Investment Company, each person who has been, is, or may hereafter be an officer, director, or employee or agent of the Investment Company, and any person who controls the Investment Company within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment Company, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Investment Company for use in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in said documents or necessary to make the statements in the Registration Statement, Prospectuses or Statements of Additional Information, or necessary to make such information not misleading.

         7. The Investment Company reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

         8. The services of Distributor to the Investment Company under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         9. Distributor shall prepare reports for the Board of Trustees of the Investment Company upon request showing information concerning expenditures related to this Agreement.

         10. As used in this Agreement, the following terms shall have the meanings assigned:

                  (a) "Registration Statement" shall mean any registration statement of the Investment Company filed pursuant to Rule 485 of the Securities Act of 1933, as amended (the "1933 Act");

                  (b) "Prospectus" and "Statement of Additional Information" shall mean any prospectus or statement of additional information (including any supplement thereto) of the Investment Company filed pursuant to Rule 497 of the 1933 Act and offering Shares of the relevant Fund;

                  (c) "Current Registration Statement" shall mean the Registration Statement of the Trust most recently filed by the Investment Company pursuant to Rule 485 under the 1933 Act and effective under the 1933 Act;

                  (d) "Current Prospectus" and "Current Statement of Additional Information" shall mean the Prospectus or Statement of Additional Information (including any supplement thereto) of the Investment Company most recently filed pursuant to Rule 497 under the 1933 Act and offering Shares of the relevant Fund;

                  (e) "Net asset value" shall have the meaning ascribed to it in the Investment Company's Master Trust Agreement; and

                  (f) "Assignment," "interest person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         11. This Agreement shall become effective with respect to each Fund on the date which the Fund commences offering Shares to the public, so long as, with respect to each additional Fund, the provisions of Section 1 have been complied with. The Agreement shall continue in effect for each Fund for one year following the effective date of this Agreement with respect to the Fund; and thereafter only so long as its continuance is specifically approved at least annually by: (i) a majority of the Trustees of the Investment Company; and (ii) a majority of the Trustees of the Investment Company who are not "interested persons" (as defined under the 1940 Act) of the Investment Company and have no direct or indirect financial interest in the operation of the Plan or in this Agreement (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval.

         12. This Agreement may be terminated at any time:

                  (a) By the affirmative vote of a majority of the Independent Trustees of the Investment Company upon sixty days' notice addressed to the Distributor at its principal place of business;

                  (b) As to any Fund, by the affirmative vote of the holders of a majority of the outstanding Shares of the Fund;

                  (c) By the Distributor by sixty days' written notice addressed to the Investment Company at its principal place of business; and

                  (d) Immediately in the event of its assignment.

         13. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Board of Trustees, by the holders of vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding shares of each Fund affected by the amendment.

         14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         15. This Agreement shall be construed in accordance with laws of the State of Washington and any applicable federal law.

         16. The First Amended and Restated Master Trust Agreement dated October 13, 1993, as amended from time to time (the "Master Trust Agreement"), establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Seven Seas Series Fund means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date written above.


Attest:                                     THE SEVEN SEAS SERIES FUND



By:  /s/Amy L. Osler                        By:  /s/Lynn L. Anderson
   ------------------------------                -------------------------------
Amy L. Osler, Assistant Secretary           Lynn L. Anderson, President


Attest:                                     RUSSELL FUND DISTRIBUTORS, INC.



By:  /s/J. David Griswold                   By:  /s/Karl J. Ege
   -----------------------------                 -------------------------------
J. David Griswold, Assistant Secretary      Karl J. Ege, Secretary